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                                                                     Exhibit 3.2


                              EVENFLO COMPANY, INC.

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS


          Section 1. Place of Meeting. Meetings of the stockholders of Evenflo Company, Inc. (the "Corporation") shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

          Section 2. Annual Meetings. Subject to the right to act by written consent, the annual meeting of stockholders shall be held upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting. Any such annual meeting shall be held at the time and at the place determined by the Board of Directors. At any such annual meeting, the stockholders shall elect directors and transact any other business that properly comes before the meeting.

          Section 3. Special Meetings. A special meeting of stockholders may be called for any purpose by a majority of the Board of Directors. The meeting shall be held at the time and at the place determined by the president or the board. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

          Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

          Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock.


                                   ARTICLE II

                                    DIRECTORS

          Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than seven. Upon adoption of these Amended and Restated By-laws, the Board of Directors shall consist of six Directors. Thereafter, within the limits specified above, the number of


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Directors shall be determined by the Directors or by the stockholders. The
Directors shall be elected by the stockholders at their annual meeting or by action taken by written consent of the holders of stock entitled to vote at any such meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

          Section 2. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately following and at the same place as the annual stockholders' meeting for the purpose of electing officers and conducting any other business that may come before the meeting. The Board of Directors may decide to have additional regular meetings that may be held without notice.

          Section 3. Special Meetings. A special meeting of the Board of Directors may be called for any purpose at any time by two or more Directors. The meeting shall be held upon not less than one hour's notice if given by telegram, orally (either by telephone or in person), or by facsimile transmission, upon not less than three days notice if given by overnight courier delivery service, or upon not less than five days notice if given by depositing the notice in the United States mails, first class postage prepaid. The notice shall be effective upon the first to occur of the following: (i) when received,
(ii) when communicated in a comprehensible manner, if given orally, (iii) on the date shown on the return receipt signed on behalf of the addressee, if sent by registered or certified mail, return receipt requested, or (iv) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed. The notice shall specify the time and place, and may, but need not, specify the purposes, of the meeting.

          Section 4. Action Without Meeting. The Board of Directors may act without a meeting by written consent to the action, each member of the Board of Directors consents in writing to the action. The written consent or consents shall be filed in the minute book.

          Section 5. Use of Communications Equipment. Any director may participate in a meeting of the board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

          Section 6. Quorum. The presence at a meeting of persons entitled to cast a majority of the votes of the entire Board of Directors shall constitute a quorum for the transaction of business.

          Section 7. Votes Required. Any action approved by a majority of the votes of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 8. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and


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authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.


                                   ARTICLE III

                                WAIVERS OF NOTICE

          Any notice required by these Amended and Restated By-Laws, by the Articles of Incorporation, or by the Delaware General Corporation Law may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. A Director's or stockholder's attendance at or participation in a meeting (i) waives objection to lack of any required notice or defective notice of the meeting unless such person at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and, in the case of a Board meeting, the Director does not thereafter vote for or assent to action taken at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter before action is taken on the matter.


                                   ARTICLE IV

                                    OFFICERS

          The officers of the Corporation shall consist of a President and a Vice President and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


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                                    ARTICLE V

                                 INDEMNIFICATION

          To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                   ARTICLE VI

                               GENERAL PROVISIONS

          Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.


As adopted on the 22nd day of September, 1998.


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